                                                                    EXHIBIT 10.5

                            COMMERCIAL LOAN AGREEMENT

         THIS COMMERCIAL LOAN AGREEMENT is dated May 15, 2002, by and among BOLT TECHNOLOGY CORPORATION, a Connecticut corporation with a principal office at Four Duke Place, Norwalk, Connecticut 06854 (the "Borrower") and FLEET NATIONAL BANK, a national banking association with an office located at One Landmark Square, Stamford, CT 06901 ("Fleet").

                                    RECITALS

         A. Borrower has requested that Fleet extend to Borrower a $1,500,000 revolving loan facility to be used for general working capital purposes and the issuance of letters of credit.

         B. Fleet is willing to extend the loan facility to Borrower subject to the terms and conditions contained herein.

                                    AGREEMENT

         In consideration of the Recitals, the terms and conditions contained in this Agreement, and other good and valuable consideration, Borrower and Fleet agree as follows:

         I.   DEFINITIONS

         1.01 DEFINED TERMS. The following terms shall have the following meanings when used in the Agreement:

              (a) "Affiliate", as applied to any Person, means any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or otherwise.

              (b) "Agreement" shall mean this Commercial Loan Agreement as the same from time to time may be amended, supplemented or modified.

              (c) "Debt Service Coverage Ratio" shall mean the ratio of (i) EBIT to (ii) Interest.

              (d) "Default(s)" shall mean any of the events specified in Section
8.01 below, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

              (e) "Dollars" and "$" shall mean lawful currency of the United States of America payable in immediately available funds.

              (f) "Earnings Before Interest and Taxes ("EBIT")" shall mean, for the applicable period, income from continuing operations before interest and tax expense, determined in accordance with GAAP.

              (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant to said Act, as amended from time to time.

              (h) "Event(s) of Default" shall mean any of the events specified in Section 8.01 below, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              (i) "GAAP" shall mean generally accepted accounting principles applied in a manner consistent with that employed in the preparation of the financial statements described in Section 6.01 below.

              (j) "Governmental Authority" shall mean any nation or government, any state or other political subdivision, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

              (k) "Guarantor" shall collectively mean Custom Products Corporation and A-G Geophysical Products, Inc.

              (l) "Indebtedness" shall mean all obligations that in accordance with GAAP should be classified as liabilities upon Borrower's balance sheet as liabilities or reference to which should be made by footnotes to the balance sheet.

              (m) "Intangible Assets" shall mean assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

              (n) "Interest" shall mean, for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on Indebtedness and on capital leases, determined in accordance with GAAP.

              (o) "Leverage Ratio" shall mean the ratio of Total Liabilities to Tangible Net Worth.

              (p) "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

              (q) "Loan" shall mean the Revolving Loan made by Fleet to Borrower pursuant to this Agreement.

              (r) "Loan Documents" shall mean this Agreement, the Note, and all other documents or agreements executed in connection with this Agreement, together with any amendments, supplements or modifications hereto or thereto executed by the Borrower.

              (s) "Note" shall mean the Revolving Loan Note.

              (t) "Obligations" shall mean and include all loans, advances, interest, indebtedness, liabilities, obligations, guaranties, covenants and duties at any time owing by Borrower to Fleet of every kind and description arising under this Agreement, the Note, and the other Loan Documents or arising under any swap transactions for LIBOR Loans, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter, and all costs, expenses, fees, charges, expenses and attorneys', paralegals', and professionals' fees reasonably incurred in connection with any of the foregoing, or in any way connected with, involving or related to the preservation, enforcement, protection, and defense of this Agreement, the Note, the other Loan Documents, any related agreement, document or instrument, any Lien, and the resulting rights and remedies.

              (u) "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

              (v) "Plan" shall mean any plan of a type described in Section 4021(a) of ERISA in respect of which Borrower is an "employer" as defined in
Section 3(5) of ERISA.

              (w) "Post Default Rate" shall mean at any time a rate of interest equal to 4.0% per annum in excess of the rate that would be in effect on the date of default.

              (x) "Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by Fleet as its "Prime Rate." The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

              (y)  "Reportable Event" shall mean any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder.

              (z)  "Revolving Loan" shall mean the Loan(s) made pursuant to
Section 2.01 below.

              (aa) "Revolving Loan Borrowing Date" shall mean the date(s) on which a Revolving Loan is disbursed to Borrower.

              (ab) "Revolving Loan Maturity Date" shall mean May 14, 2003.

              (ac) "Revolving Loan Note" shall mean the note referred to in
Section 2.01 below.

              (ad) "Revolving Loan Commitment" shall mean the obligation of Fleet to make Revolving Loans to Borrower during the Revolving Loan Commitment Period pursuant to the terms of this Agreement as such Revolving Loan Commitment is described in Section 2.01 below.

              (ae) "Revolving Loan Commitment Period" shall mean the period from the date of this Agreement until the Revolving Loan Maturity Date.

              (af) "Subsidiary or Subsidiaries" of any Person shall mean any corporation or corporations of which the Person or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

              (ag) "Tangible Net Worth" shall mean Total Net Worth minus Intangible Assets.

              (ah) "Total Assets" shall mean total assets determined in accordance with GAAP.

              (ai) "Total Liabilities" shall mean total Indebtedness determined in accordance with GAAP.

              (aj) "Total Net Worth" shall mean, for the applicable period, the excess of Total Assets minus Total Liabilities.

         1.02 ACCOUNTING TERMS. Except as otherwise specifically set forth in this Agreement, each accounting term used in this Agreement shall have the meaning given to it under GAAP. Any dispute or disagreement between Borrower and Fleet relating to the determination of GAAP shall, in the absence of manifest error, be conclusively resolved for all purposes by the written opinion delivered to Fleet, of independent accountants selected by

Borrower and approved by Fleet for the purposes of auditing the periodic financial statements of Borrower.

         II.  LOAN FACILITY

         2.01 REVOLVING LOAN. Subject to the terms and conditions, and relying upon the representations and warranties set forth in this Agreement, Fleet agrees to make revolving loans (each a "Revolving Loan") to Borrower at any time and from time to time until terminated as provided in Section 3.02 below, up to the principal amount of the Revolving Loan Note. In addition to this Agreement, the Revolving Loan shall be evidenced by the Commercial Revolving Promissory Note of this date, a copy of which is attached as Exhibit "A" (the "Revolving Loan Note").

              Procedure For Revolving Loan Borrowing. Provided that the Revolving Loan Commitment has not been terminated as provided in Section 3.02 below, during the Revolving Loan Commitment Period Borrower may borrow under the Revolving Loan Commitment by giving Fleet irrevocable notice of a request for a Revolving Loan, such irrevocable notice setting forth (A) the amount of the Loan requested, which shall not be less than $25,000, and (B) the requested Borrowing Date, (i) which date shall not be less than two (2) days with respect to a LIBOR Loan, as such term is defined in the Note, or (ii) which date may be the same date of such notice with respect to Prime Rate loans. Such notice must be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by 2:00 p.m. (Eastern Standard Time) on the date on which such notice is to be given. Unless notification is otherwise furnished by Borrower to Fleet (in a manner consistent with the requirements of this Section 2.01(a)), Revolving Loans will be made by credits to Borrower's deposit account maintained with Fleet. Advances under the Revolving Loan Note may be used for issuance of commercial letters of credit for the account of the Borrower. All commercial letters of credit shall be made available at standard issuance costs and may have expiration dates of up to ninety (90) days after the Revolving Loan Maturity Date.

         2.02 OTHER EVENTS.

              (a) In the event that, after the date hereof, any enactment of or change in applicable law, regulation, condition, directive or interpretation thereof (including any request, guideline or policy whether or not having the force of law and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) is made by any governmental authority charged with the administration or interpretation thereof:

                  (i) subjects Fleet to a tax with respect to any Loan (other than any tax measured by or based upon the overall net income of Fleet or any branch or office thereof, imposed by the United States of America or by any other jurisdiction in which Fleet is qualified to do business or any political subdivision or taxing authority); or

                  (ii) imposes, modifies or deems applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of Fleet in connection with payments by Fleet under this Agreement other than is currently in effect; or

                  (iv) imposes upon Fleet any other condition with respect to any amount paid or payable to or by Fleet pursuant to this Agreement other than is currently in effect;

and the result of any of the foregoing is to increase the cost to Fleet of making the payment or maintaining its commitment or to reduce the amount of the payment receivable by Fleet or to require Fleet to make the payment on or calculated by reference to the gross amount of the sum received by it pursuant to this Agreement, in each case by an amount which Fleet in its reasonable judgment deems material, then:

                  (A) Fleet shall promptly notify Borrower in writing of the happening of such event;

                  (B) Fleet shall promptly deliver to Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on Fleet or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

                  (C) Borrower shall have thirty (30) days after delivery of the certificate referred to in clause (B) above to either pay to Fleet such an amount or amounts as will reasonably compensate Fleet for such additional cost, reduction, or payment, or repay all advances under this Agreement and terminate its right to any future advances under this Agreement.

                  (b) No failure on the part of Fleet to demand compensation under subsection (a) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of Fleet to deliver any certificate in a timely manner shall in any way reduce any obligations of Borrower to Fleet under this Section 2.02.

         III.     INTEREST, TERM, AND FEES

         3.01     INTEREST RATE.

                  (a) The Note shall bear, and Borrower promises to pay, interest on the indebtedness on the terms and conditions set forth in the Note.

                  (b) All agreements between the Borrower and Fleet are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Fleet for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and Fleet in the execution, delivery, and acceptance of the Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Fleet should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and Fleet.

         3.02 TERM AND TERMINATION. Unless sooner terminated as a result of the occurrence of an Event of Default, the Revolving Loan Commitment shall terminate and be due and payable in full on the Revolving Loan Maturity Date. Upon termination of the Revolving Loan Commitment, Borrower shall have no ability to receive, and Fleet shall have no obligation to make any further advances under the Revolving Loan Commitment. All of the rights, interest, and remedies of Fleet and Obligations of Borrower under this Agreement and the other Loan Documents shall survive termination of the Revolving Loan Commitment until all of the Obligations of Borrower are fully satisfied.

         3.03 REPAYMENTS. All payments shall be applied first to the payment of all fees, expenses and other amounts due to Fleet (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after demand or default, payments will be applied to the Obligations of Borrower to Fleet as Fleet determines in its sole discretion.

         3.04 PREPAYMENTS.

              (a) Prime Rate Loans. If the interest rate selected by the Borrower is Fleet's Prime Rate, Borrower may prepay the Revolving Loan without any penalty or premium.

              (b) Fixed Rate Loans. Borrower may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice to Fleet (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the interest period for such LIBOR Loan. Borrower shall pay to Fleet, upon request of Fleet, such amount or amounts as shall be sufficient (in the reasonable opinion of Fleet) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the interest period for such Loan; (ii) any failure by Borrower to borrow a LIBOR Loan on the date specified by Borrower's written notice; (iii) any failure by Borrower to pay a LIBOR Loan on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Fleet a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Fleet upon the prepayment of a LIBOR Loan. Each reference in the paragraph to "LIBOR Rate Election" shall mean the election by Borrower of the LIBOR Rate. If by reason of an Event of Default, Fleet elects to declare the Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

         3.05 FACILITY FEE. The Borrower shall pay a fee on the unadvanced portion of the Revolving Loan equal to three eighths of one (.375%) percentage point per annum. This fee is calculated on a daily basis and shall be paid quarterly in arrears on the first business day of the first month after such quarter.

         IV.  CONDITIONS OF LENDING

         Borrower agrees that the Loan is subject to fulfillment by Borrower of the following conditions precedent, all in form, scope and substance satisfactory to Fleet and its counsel in their sole discretion:

              (a) Evidence of Corporate Action. Fleet shall have received certified copies of all corporate action taken by Borrower to authorize the execution, delivery, and performance of this Agreement, the Note, the other Loan Documents, and the borrowings to be made hereunder, together with copies of Borrower's Certificate of Incorporation and Bylaws, all amendments thereto, and such other papers and documents as Fleet or its counsel may require.

              (b) Note. Fleet shall have received the duly executed Note drawn to its order.

              (c) Guarantees. Fleet shall have received the duly executed guaranty agreements from the Guarantor.

              (d) Opinion of Counsel. Borrower shall provide Fleet with an opinion from its counsel in form and content reasonably satisfactory to Fleet opining that, among other things, that the Loan Documents are valid, binding, and enforceable against the Borrower, that the

Borrower is duly authorized to enter into the Loan Documents, and that to such counsel's knowledge the Borrower's execution and delivery of the Loan Documents is not in violation of any agreement to which the Borrower is a party, or any order binding upon the Borrower.

              (e) Accounts Receivable Aging. Fleet shall have received a recent accounts receivable aging for Borrower, Custom Products Corporation, and A-G Geophysical Products, Inc. which shall be acceptable to Fleet in all respects.

              (f) Other. Fleet shall have received such other documents as it deems necessary.

         V.   REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Fleet that:

              (a) Good Standing and Qualification. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state or province, as the case may be, of its incorporation. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such qualification necessary other than jurisdictions in which failure to qualify would not have a material adverse effect.

              (b) Corporate Authority. Borrower has full power and authority to enter into and perform the obligations under this Agreement and to make the borrowings contemplated, to execute and deliver the Note and the other Loan Documents and to incur the obligations provided for, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Note, or any of the other Loan Documents. The execution and delivery of this Agreement is for valid purposes and will not violate its Certificate of Incorporation, By-Laws, or any other agreement to which it is a party or by which it is bound.

              (c) Binding Agreements. This Agreement constitutes, and the Note and the other Loan Documents delivered in connection herewith shall constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

              (d) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the officers of Borrower, threatened against Borrower before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would materially and adversely affect the financial condition, assets or operations of

Borrower or which question the validity of this Agreement, the Note, or any of the other Loan Documents, or any action to be taken in connection with the transaction contemplated hereby.

              (e) No Conflicting Law or Agreements. The execution, delivery, and performance by Borrower of this Agreement, the Note, and the other Loan Documents (i) do not violate any provision of the Certificate of Incorporation or By-Laws of Borrower, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule, or regulation, in each case applicable to Borrower, (iii) do not violate or conflict with, result in a breach of, or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture, or contract to which Borrower is a party, or by which any of its properties are bound, and (iv) do not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any property or assets of Borrower except as contemplated in this Agreement.

              (f) Taxes. With respect to all taxable periods of Borrower, Borrower has filed all tax returns required to be filed by it and has paid all Federal, state, municipal, franchise, and other taxes shown on such filed returns and has reserved against the same, as required by GAAP, and Borrower knows of no unpaid assessments against it.

              (g) Financial Statements. Borrower has delivered to Fleet its company-prepared financial statements as of December 31, 2001. Such statements fairly present the financial condition of Borrower as of the dates and for the periods referred to therein and have been prepared in accordance with GAAP applied on a consistent basis by Borrower throughout the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of Borrower as of the date of the balance sheet which are not reflected therein or in the notes thereto, other than liabilities or obligations not material in amount which are not required to be reflected in corporate balance sheets prepared in accordance with GAAP. There has been no material adverse change in the financial condition, business, operations, affairs or prospects of Borrower since the date of such financial statements.

              (h) Existence of Assets and Title Thereto. Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to above. These properties and assets are not subject to any mortgage, pledge, security interest, or other recordable encumbrance except as reflected in the Borrower's financial statements or those permitted under the terms of this Agreement, or as set forth in Schedule 5(h), and none of the foregoing prohibit or interfere with ownership of any of Borrower's assets or the operation of its business presently conducted.

              (i) Regulations G, T, U, and X. The proceeds of the Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock in contravention of Regulations G, T, U, or X promulgated by the Board of Governors of the Federal Reserve System.

              (j) Compliance. Borrower is not in default with respect to or in violation of any order, writ, injunction or decree of any court or of any Federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which it or its properties is or are subject, where such default or violation would materially and adversely affect the financial condition of Borrower. Borrower represents that it has not received notice of any such default from any party. Borrower is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound where such default could have a material adverse effect.

              (k) Leases. Borrower enjoys quiet and undisturbed possession under all leases under which it is operating, and all such leases are valid and subsisting and Borrower is not in default under any of its leases where such default could have a material adverse effect.

              (l) Pension Plans. No fact, including but not limited to any "Reportable Event", as that term is defined in Section 4043 of ERISA, as the same may be amended from time to time exists in connection with any Plan of Borrower which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" as defined by ERISA exists or will exist upon the execution and delivery of this Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. Borrower agrees to do all acts including, but not limited to, making all contributions necessary to maintain compliance with ERISA and agrees not to terminate any such Plan in a manner or do or fail to do any act which could result in the imposition of a lien on any property of any of Borrower pursuant to Section 4068 of ERISA. Borrower has not incurred any withdrawal liability under the Multiemployer Pension Plan Amendment Act of 1980. Borrower has no unfunded liability in contravention of ERISA.

              (m) Contingent Liabilities. Borrower is not a party to any suretyship, guarantyship, or other similar type agreement; and it has not offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability that does not appear in the financial statements referred to above.

              (n) Union Contracts and Pension Plans. Borrower is not a party to any collective bargaining, union or pension plan agreement.

              (o) Licenses. Borrower has all material licenses, permits, approvals, and other authorizations required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of its business, all of which Borrower represents to be current, valid and in full force and effect.

              (p) Financial Information. All financial information submitted by Borrower to Fleet, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to give Fleet a true and accurate knowledge of the subject matter.

              (q) Environmental Health and Safety Laws. Borrower has not received any notice, order, petition, or similar document in connection with or arising out of any violation or possible violation of any environmental health or safety law, regulation or order which remains uncured, and Borrower knows of no basis for any such violation or threat thereof for which it may become liable.

              (r) Parent, Affiliate or Subsidiary Corporations. Except as set forth on attached Schedule 5(r), Borrower has no parent corporation and has no domestic or foreign Affiliate or Subsidiary corporations.

         VI.  COVENANTS

         6.01 FINANCIAL REPORTING. Borrower covenants and agrees that from the date hereof until payment in full of all Obligations and the termination of this Agreement, Borrower shall furnish to Fleet the following:

              (a) within ninety (90) days after the end of each fiscal year, its annual 10-K financial report together with its unqualified audited financial statements prepared on a consolidated and consolidating basis by an independent certified public accountant, reasonably acceptable to Fleet, showing the operations and financial condition of Borrower at the close of such year. Such statements shall be prepared in conformity with GAAP and applied on a basis consistent with the preceding period.

              (b) within forty-five (45) days after the end of each quarter of each year, its 10-Q financial report for the quarter and period then ending together with a Certificate of Compliance of Borrower in the form of the attached Exhibit B and certified by the Borrower's President and Chief Financial Officer.

              (c) promptly upon Fleet's written request from time to time, such other information about the financial condition and operations of Borrower as Fleet may reasonably request in such form as shall be satisfactory to Fleet.

         6.02 AFFIRMATIVE COVENANTS. Borrower covenants and agrees from the date hereof until payment in full of all obligations and termination of this Agreement, Borrower shall:

              (a) Insurance and Endorsement. Keep its properties and business insured against fire and other hazards (so-called "All Risk" coverage) in amounts and with companies reasonably satisfactory to Fleet covering such risks as are herein set forth; maintain public liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law. All insurance shall be in amounts, contain such terms, be in such form, be for such periods, and be written by carriers duly licensed by the state of Connecticut, all of which shall be reasonably satisfactory to Fleet. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without thirty (30) days prior written notice to Fleet. In the event of failure to provide and maintain insurance as so provided, Fleet may, at its option, provide such insurance and charge the amount to the Revolving Loan. Borrower shall furnish to Fleet certificates or other satisfactory evidence of compliance with the foregoing insurance provisions.

              (b) Taxes and Other Liens. Comply with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against Borrower or its properties, except liabilities being contested in good faith and against which, if requested by Fleet, Borrower shall set up reserves in amounts and in form reasonably satisfactory to Fleet.

              (c) Place of Business. Maintain its chief place of business and chief executive offices at the address set forth in the beginning of this Agreement.

              (d) Inspections. After reasonable notice and during normal business hours, allow Fleet by or through any of its officers, attorneys, accountants, or other agents designated by Fleet, to enter the offices and plants of Borrower or its subsidiaries to examine or inspect any of the properties, books, and records or extracts therefrom, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances, and accounts with Borrower all at such reasonable times and for such purpose as Fleet or any representatives of Fleet may reasonably require.

              (e) Litigation. Advise Fleet of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency, which is instituted against Borrower and is reasonably likely to have a material adverse effect upon the condition, financial, operating, or otherwise, of Borrower.

              (f) Maintain Existence. Maintain its corporate existence and comply with all applicable statutes, rules, and regulations where failure to comply could have a material adverse effect.

              (g) Maintain Assets. Maintain its properties in good repair, working order, and operating condition. Borrower shall immediately notify Fleet of any event causing material loss in the value of its assets overall.

              (h) ERISA. Comply in all material respects with ERISA. Borrower shall provide Fleet with any information Fleet may reasonably request in connection with any ERISA plan maintained by Borrower.

              (i) Notice of Certain Events. Give prompt written notice to Fleet of:

                  (i) any dispute that arises between Borrower and any governmental regulatory body or law enforcement agency, if said dispute is reasonably likely to have a material adverse effect on the condition, financial, operating, or otherwise of Borrower;

                  (ii) any labor controversy resulting or likely to result in a strike or work stoppage against Borrower;

                  (iii) any proposal by any public authority to acquire all or a material portion of the assets or business of Borrower;

                  (iv)  any proposed or actual change of the name of Borrower;
         and

                  (v) any other matter which has resulted or is likely to result in a material adverse change in the financial condition or operations of Borrower.

              (j) Defaults. Give prompt written notice to Fleet upon the occurrence of any Default or of any event which, but for giving of notice or passage of time or both, would constitute an Event of Default, signed by the president or chief financial officer of Borrower describing such occurrence and the steps, if any, being taken to cure the Default.

              (k) Compliance with Law. Comply with any and all Federal, state, and local laws affecting its business, including, but not limited to, payment of all Federal, state and provincial taxes.

              (l) Officers and Directors. Promptly notify Fleet in writing upon any changes or additions to any of Borrower's officers or directors.

              (m) Operating Account. Maintain its primary operating accounts with Fleet.

         6.03 NEGATIVE COVENANTS. Borrower covenants and agrees that from the date hereof until payment in full of all Obligations and termination of this Agreement, Borrower shall not without the prior written consent of Fleet:

              (a) Encumbrances. Incur or permit to exist any lien, mortgage, charge, or other encumbrance against any of its properties or assets, whether now owned or hereafter acquired, including the Collateral, except: (i) liens required or expressly permitted by this Agreement; (ii) pledges or deposits in connection with or to secure worker's compensation, unemployment, or liability insurance; and (iii) tax liens which are being contested in good faith and in compliance with this Agreement provided, however, that Borrower shall be entitled to enter into lease financing arrangements in an aggregate amount not in excess of $100,000 for the capitalized leasing of equipment including, without limitation, telephones and telephone systems, and computers and computer systems and manufacturing equipment.

              (b) Limitation on Indebtedness. Create, incur, or guaranty any indebtedness or obligation, borrow money from, or issue or sell any obligations of Borrower to any lender or Person other than Fleet, Custom Products Corporation, A-G Geophysical Products, Inc., and except in the ordinary course of business.

              (c) Contingent Liabilities. Assume, guaranty, endorse or otherwise become liable upon the obligations of any person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except with respect to Custom Products Corporation and A-G Geophysical Products, Inc.

              (d) Consolidation or Merger. Merge into or consolidate with or into any corporation or entity.

              (e) Loans, Advances, Investments. Use the proceeds of the Loan, either directly or indirectly, to make or permit to exist any loans or advances to (other than in the ordinary course of business), or purchase any stock, other than securities or evidences of indebtedness, or make or permit to exist any investment, including without limitation the acquisition of stock of a corporation, or acquire any interest whatsoever in, any other person or entity.

              (f) Sale and Lease of Assets. Sell, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

              (g) Prohibited Transfers. Except with respect to Custom Products Corporation and A-G Geophysical Products, Inc., transfer, in any manner, either directly or indirectly, any cash, property, or other assets to any parent or any Affiliate or Subsidiary, and except for any sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between Borrower and an unaffiliated entity.

              (h) Use of Proceeds. Except with respect to Custom Products Corporation and A-G Geophysical Products, Inc., apply any of the proceeds from the Loan to any Affiliate or Subsidiary.

              (i) Leasebacks. Lease any real estate or other capital asset from any lessor who shall have acquired such property from Borrower.

              (j) Business Operations. Engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

              (k) Investment, Loans. Guarantees, Revolving Loans. Except with respect to Custom Products Corporation and A-G Geophysical Products, Inc., or otherwise in the ordinary course of business, lend or advance money, credit or property to any Person, or invest in (by capital contribution, creation of subsidiaries or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets of properties, of any Person, or enter into any exchange of securities with any Person, or guaranty, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the indebtedness, performance, obligations, stock, or dividends of any Person, or agree to do any of the foregoing, or permit or suffer any Subsidiary to do so, except:

                  (i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (ii) investments representing the indebtedness of any Person owing as a result of the sale of goods by Borrower or Borrower' Subsidiaries in the ordinary course of business;

                  (iii) the extension of credit to customers in the ordinary course of business.

              (l) Immigration. Hire any employee in violation of any law or regulating immigration and naturalization.

         6.04 FINANCIAL COVENANTS. Borrower agrees and covenants that from the date hereof until payment in full and performance of all Obligations, it shall not:

              (a) Minimum Debt Service Coverage Ratio. Permit its Debt Service Coverage Ratio to be less than 3.00 to 1.00 at any time. This covenant shall be tested quarterly on a rolling four quarters basis.

              (b) Maximum Leverage. Permit its Leverage Ratio to be greater than
2.00 to 1.00 at any time. This covenant shall be tested quarterly.

              (c) Quarterly and Annual Losses: Permit its net income, as defined by GAAP, to be less than one dollar ($1.00) in any two consecutive quarters or for any fiscal year.

         VII. GRANT OF COLLATERAL

              THIS SECTION INTENTIONALLY DELETED.

         VIII.    DEFAULT

         8.01 EVENTS OF DEFAULT. The Obligations shall, at the option of Fleet, become immediately due and payable in full without notice or demand unless otherwise provided in this Agreement upon the occurrence of any of the following events (collectively, "Events of Default" and individually, an "Event of Default"):

                  (a) failure of Borrower to pay any installment of principal or interest or any other Obligation arising under this Agreement, the Note, or the other Loan Documents when due;

                  (b) breach of any of the Obligations by Borrower including, without limitation, any covenant, representation, or warranty contained in this Agreement, or of Borrower's failure to perform any act, duty or obligation as required by this Agreement or any of the other Loan Documents which breach or failure is not cured within ten (10) days written notice from Fleet to Borrower;

                  (c) the making by Borrower of any material misrepresentation of a material fact to Fleet;

                  (d) insolvency (failure of Borrower to pay its debts as they mature or when the fair value of Borrower's assets is less than its liabilities) of Borrower, or business failure, appointment of a receiver or custodian, or assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against Borrower for the Obligations; appointment of a committee of creditors or liquidating banks, or offering of a composition or extension to creditors by, for or of Borrower; however, if an involuntary bankruptcy petition is filed, an Event of Default shall occur if the petition is not dismissed within ninety (90) days of filing;

                  (e) the loss, revocation or failure to renew any license, permit, or franchise right now held or hereafter acquired by Borrower which materially affects the ability of the Borrower to continue its operations as presently conducted;

                  (f) a default, after any applicable notice and cure period, in any other Loan Document or other agreements between Fleet and Borrower;

                  (g) the filing of any lien or security interest not permitted under this Agreement, voluntary or involuntary, against any of the Borrower's assets, which in the case of an involuntary lien is not bonded or discharged of record within thirty (30) days of filing;

                  (h) dissolution or termination of existence of Borrower;

                  (i) failure by Borrower to pay or perform any other Indebtedness in excess of $100,000 when due after any applicable cure period, or if any such other Indebtedness shall be accelerated, or if there shall exist any default under any instrument, document or agreement governing, evidencing or securing such other Indebtedness;

                  (j) a material adverse change in the condition, financial or otherwise, of Borrower as determined by Fleet in its reasonable discretion;

Upon the happening of any one or more Events of Default, any requirements upon Fleet to make further Revolving Loans shall terminate. Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. Fleet may proceed to enforce the rights of Fleet whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Note, or any other Loan Documents, or in aid of the exercise of any power granted in either this Agreement, the Note, or the other Loan Documents, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which it may have by reason of the occurrence of any Event of Default.

         8.02 SPECIFIC POWERS. Fleet may at any time, after the occurrence of an Event of Default, at its sole discretion, exercise all other rights granted in this Agreement and the other Loan Documents and do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, to carry out the purposes contemplated in this Agreement, the other Loan Documents, and any other agreement between the parties. Fleet and any person acting as its attorney hereunder shall not be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for bad faith, gross negligence, and willful misconduct. Borrower agrees that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any Obligation remains unsatisfied. Notwithstanding the foregoing, it is understood that Fleet is under no duty to take the foregoing actions and that after having made demand upon the account debtors of Borrower for payment.

         8.03 BORROWER'S INDEMNIFICATION. Fleet shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the enforcement of any of its rights and remedies available to it under this Agreement or pursuant to applicable law. Borrower shall indemnify and hold harmless Fleet against and from any claim, loss or damage arising out of such enforcement provided that Fleet acted in a commercially reasonable manner.

         8.04 CUMULATIVE REMEDIES. The enumeration of Fleet's rights and remedies set forth in this Section is not intended to be exhaustive, and the exercise by Fleet of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any event of default. No course of dealing between Borrower and Fleet or their employees shall be effective to change, modify, or discharge any provision of this Agreement or to constitute a waiver of any default.

         IX.  MISCELLANEOUS

         9.01 EXPENSES. Borrower shall pay on demand all expenses of Fleet in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Fleet's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall if unpaid 30 days after demand, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

         9.02 SET-OFF. The Borrower hereby grants to Fleet, a continuing lien, security interest, and right of setoff as security for all liabilities and obligations to Fleet, whether now existing or hereafter arising, upon and against all deposits, credits, collateral, and property, now or hereafter in the possession, custody, safekeeping or control of Fleet or any entity under the control of FleetBoston Financial Corporation, or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), Fleet may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE FLEET TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED.

         9.03 COVENANTS TO SURVIVE. BINDING AGREEMENT. All covenants, agreements, warranties, and representations made herein, in the Note, in the other Loan Documents, and in all certificates or other documents of Borrower shall survive the advances of money made by Fleet to Borrower and the delivery of the Note, and the other Loan Documents. All such covenants, agreements, warranties, and representations shall be binding upon Borrower and its successors and assigns, and inure to the benefit of Fleet and its successors and assigns, whether or not so expressed.

         9.04 CROSS-COLLATERALIZATION. All Collateral which Fleet may at any time acquire from Borrower or from any other source in connection with Obligations arising under this Agreement and the other Loan Documents shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations. All Obligations, however and whenever incurred, shall be secured by all Collateral however and wherever acquired. Fleet shall have the right, in its sole discretion, to determine the order in which its rights in or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeded against and the order of application of proceeds of Collateral as against particular Obligations.

         9.05 CROSS-DEFAULT. The Loan shall be cross-defaulted with current and future financing accommodations extended or to be extended by Fleet to Borrower so that a default under any loan to Borrower shall be an Event of Default hereunder and under all of the other loans extended by Fleet.

         9.06 AMENDMENTS AND WAIVERS. This Agreement, the Note, the other Loan Documents, and any term, covenant, or condition hereof or thereof may not be changed, waived, discharged, modified or terminated except by a writing executed by the parties. The failure on the part of Fleet to exercise, or Fleet's delay in exercising, any right, remedy or power hereunder or under the Note or the other Loan Documents shall not preclude any other or future exercise thereof, or the exercise of any other right, remedy or power.

         9.07 NOTICES. All notices, requests, consents, demands and other communications shall be in writing and shall be mailed by registered or certified first class mail or delivered by an overnight courier to the respective parties to this Agreement as follows:

If to Borrower:         Bolt Technology Corporation
                        Four Duke Place
                        Norwalk, Connecticut 06854
                        Attention: Raymond M. Soto

If to the Bank:         Fleet National Bank
                        One Landmark Square
                        Stamford, Connecticut 06901
                        Attention: Charlene S. O'Connell

         9.08 TRANSFER OF INTEREST.

              (a) Fleet may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve
(12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Fleet from its obligations under any of the Loan Documents.

              (b) Fleet shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower (or any Guarantor), to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Fleet's obligation to lend hereunder and/or any or all of the loans held by Fleet hereunder. In the event of any such grant by Fleet of a participating interest to a Participant, whether or not upon notice to Borrower, Fleet shall remain responsible for the performance of its obligations hereunder and

Borrower shall continue to deal solely and directly with Fleet in connection with Fleet's rights and obligations hereunder.

              (c) Fleet shall have the unrestricted right at any time or from time to time, and without Borrower's or any Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower and each Guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Fleet shall deem necessary to effect the foregoing. In addition, at the request of Fleet and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Fleet has retained any of its rights and obligations hereunder following such assignment, to Fleet, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Fleet prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Fleet after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Fleet in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Fleet, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Fleet hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Fleet pursuant to the assignment documentation between Fleet and such Assignee, and Fleet shall be released from its obligations hereunder and thereunder to a corresponding extent.

              (d) Fleet may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Fleet shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

         9.09 SECTION HEADINGS, SEVERABILITY, ENTIRE AGREEMENT. Section and subsection headings have been inserted herein for the convenience of Fleet only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Note, and the other Loan Documents is intended to be severable; if any term or provision of this Agreement, the Note, the other Loan Documents, or any other document delivered in connection herewith shall be invalid, illegal, or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be deemed to be part of this Agreement. This Agreement, the other Loan Documents, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between Borrower and Fleet and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

         9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be an original, and it shall not be necessary when making proof of this Agreement to produce or account for more than one counterpart.

         9.11 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the other Loan Documents, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut. Borrower agrees that the Superior Court for the Judicial District of Stamford or the United States District Court for the District of Connecticut at Bridgeport shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and to any matter arising or in any way related to this Agreement or any other agreement between Fleet and Borrower. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding.

         9.12 FURTHER ASSURANCES/REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Fleet as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction, or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

         9.13 PREJUDGMENT REMEDY WAIVER; WAIVERS. BORROWER ACKNOWLEDGES THAT THE LOAN AND SECURITY INTERESTS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH FLEET MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY, AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

         9.14 JURY TRIAL WAIVER. BORROWER AND FLEET (BY ACCEPTANCE OF THE NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF

DEALINGS, STATEMENTS OR ACTIONS OF FLEET RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF FLEET HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT FLEET WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR FLEET TO ACCEPT THE NOTE AND MAKE THE LOAN.

         The parties have executed this Agreement on May 15, 2002.

Signed in the presence of:                  BOLT TECHNOLOGY CORPORATION

/s/ Barbara A. Young
-------------------------------
                                        By: /s/ Raymond M. Soto
                                            -------------------------------
/s/ Seth L. Cooper                          Raymond M. Soto
-------------------------------             Its President, duly authorized

                                            FLEET NATIONAL BANK

/s/ Barbara A. Young
-------------------------------
                                        By: /s/ Andrew H. Harris
/s/ Seth L. Cooper                          --------------------------------
-------------------------------             Andrew H. Harris
                                            Its Senior Vice President

STATE OF CONNECTICUT )
                     ) ss:
COUNTY OF FAIRFIELD  )

         On this the 15th day of May, 2002, before me, the undersigned officer, personally appeared Raymond M. Soto who acknowledged himself to be the President of Bolt Technology Corporation, a Connecticut corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed individually and as such officer, and the free act and deed of the corporation.

         IN WITNESS WHEREOF, I hereunto set my hand.

                                    /s/ Barbara A. Young
                                    -----------------------------------
                                    Commissioner of the Superior Court

STATE OF CONNECTICUT )
                     ) ss:
COUNTY OF FAIRFIELD  )

         On this the 15th day of May, 2002, before me, the undersigned officer, personally appeared Andrew H. Harris who acknowledged herself to be a Senior Vice President of FLEET NATIONAL BANK, a national banking association, and that she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be her free act and deed individually and as such officer, and the free act and deed of the national banking association.

         IN WITNESS WHEREOF, I hereunto set my hand.

                                   /s/ Seth L. Cooper
                                   ------------------------------
                                   Commissioner of the Superior Court


List of Exhibits and Schedules

         Exhibit A                 Revolving Loan Note
         Exhibit B                 Form of Certificate of Compliance

         Schedule 5(h)             Permitted Encumbrances
         Schedule 5(r)             Affiliate Organizations